Exhibit 99.1

BOARD OF DIRECTORS APPOINTS CHELSEA CHRISTOPHERSON AS

PRESIDENT AND COO

DALLAS, March 13, 2018 (PR Newswire) — GEX Management, Inc. (OTCQB: GXXM), a visionary management and professional services company announced that in a specially-held meeting, and in accordance with the company’s governing documents, the Board of Directors has voted to separate the roles of CEO and president. Chelsea Christopherson was elected and now serves as President and COO of GEX Management. This decision allows Carl Dorvil to more exclusively devote his attention to his role as CEO.

CFO Clayton Carter stated, “The client growth we are seeing and the potential partnerships we are evaluating across the U.S. precipitate this decision.”

In light of recent advances, the Board began to recognize months ago that it is in the best interest of the company to expand its structure by separating the roles of CEO and President. CEO Carl Dorvil stated, “This move is in concert with my vision and will allow me to further develop strategic partnerships and leverage key opportunities for the purpose of increasing shareholder value. When we met as a Board, Chelsea Christopherson was the clear choice for the position by virtue of her proven track record of leadership, execution, and commitment over the course of many years within the company.”

About GEX Management

GEX Management, Inc. is a licensed Professional Employer Organization (PEO) and a Professional Services Company providing comprehensive back office services to clients including HR, Payroll, Risk & Compliance, and Executive Consulting, and provides progressive and complete solutions for employee management and operational needs. http:www.gexmanagement.com

Information on Forward Looking Statements

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, GEX Management, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, profits, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates, and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. The actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements.

Source: GEX Management, Inc.

Investor Relations Contact:

Clayton Carter, Chief Financial Officer

877-210-4396

info@gexmanagement.com

Marketing Contact :

Trace Boyd, Director of Marketing & Creative Content

972-904-1169

tboyd@gexmanagement.com